EXHIBIT 32.1


                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Marani Brands, Inc. (the "Company") for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), J. Scott Zimmerman, Chief Executive Officer and Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. {section}1350, as adopted pursuant to {section}906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 20, 2008	/s/ J. Scott Zimmerman
			----------------------
                 	J. Scott Zimmerman
                 	Chief Executive Officer
                 	(Principal Executive Officer and
			 Principal Financial Officer)


This certification accompanies each Report pursuant to {section} 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company f or purposes of {section}18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.